UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2026

AMERICAN CLEAN RESOURCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12567 West Cedar Drive, Suite 104, Lakewood, CO 80228-2039

(Address of principal executive offices)

1.720.458.1124

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value	ACRG	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

American Clean Resources Group, Inc. (the “Company” or “ACRG”) is providing the following disclosure for informational purposes regarding its relationship with Sustainable Metal Solutions, LLC (“SMS”). The Company does not consider the Master Services Agreement described below to be material to its financial condition or results of operations.

On March 11, 2026, the Company entered into a Master Services Agreement (the “MSA”) with SMS, a Wyoming limited liability company. Under the MSA, the Company may from time to time provide certain administrative and advisory services to SMS pursuant to written work orders executed by the parties.

SMS retains sole authority and responsibility for all operational, technical, regulatory, environmental, health and safety, and compliance matters relating to its operations. The MSA does not provide the Company with operational control over SMS or its activities and does not provide the Company with any ownership interest, production rights, royalty interests, profit participation, or other economic interest in SMS or its operations. The MSA does not constitute, and is not intended to constitute, an acquisition, joint venture, or consolidation of the Company and SMS.

The Company’s entry into the MSA was prompted in part by an administrative regulatory review relating to a mine owned by SMS. As previously disclosed, the Company has entered into mutually agreed-upon arrangements pursuant to which it plans to acquire an 80.1% interest in SMS.

SMS, through its affiliate serving as operator of record, previously submitted a Designated Mining Operation (“DMO”) permit application. The operator subsequently elected to reduce the scope of the pending application. Because the public comment period for the original DMO application had already closed, the Colorado Division of Reclamation, Mining and Safety determined that the scope reduction could not be processed as a modification and instead classified it as an “Amendment” under Colorado Rule 1.1(7), triggering administrative review and a hearing before the Colorado Mined Land Reclamation Board scheduled for March 18, 2026. The hearing relates solely to the administrative classification of the application and is procedural in nature rather than the result of any enforcement action.

The operator of record retains full regulatory responsibility for the matter, and the Company is not the permit holder or operator of the mine. The Company will provide additional disclosure if material developments occur.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.          None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CLEAN RESOURCES GROUP, INC.

Date: March 12, 2026	By:	/s/ Tawana Bain
Tawana Bain
Chief Executive Officer

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